UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) has notified the New York Stock Exchange (NYSE) that it is withdrawing its common stock and 20 classes of NYSE-listed preferred stock from listing on the NYSE. Freddie Mac is taking these actions pursuant to a directive from the Federal Housing Finance Agency (FHFA), Freddie Mac’s Conservator and regulator, requiring Freddie Mac to delist its common stock and its exchange-listed issues of preferred stock. Upon its appointment as Conservator, FHFA immediately succeeded to all rights, titles, powers and privileges of Freddie Mac, and of any stockholder, officer or director of Freddie Mac with respect to Freddie Mac and its assets.

On June 16, 2010 Freddie Mac issued a press release announcing the withdrawal of its common stock and 20 classes of preferred stock from listing on the NYSE. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Pursuant to FHFA’s directive and in accordance with Rule 12d2-2 under the Securities Exchange Act of 1934, Freddie Mac will file a Form 25 with the Securities and Exchange Commission to withdraw the listing of its common stock and its NYSE-listed classes of preferred stock from the NYSE.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 16, 2010, issued by Freddie Mac

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
SVP — Principal Deputy General Counsel, Corporate Affairs

Date: June 16, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated June 16, 2010, issued by Freddie Mac